EXHIBIT 99.2

MY CLOUDZ, INC.

(Gridiron Bionutrients, Inc.)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF AUGUST 31, 2017

	My Cloudz, Inc.	Gridiron Bionutrients, Inc.	Adjustments	Pro-Forma Combined

Assets
Current Assets
Cash	$4,877	$25	$-	$4,902

Total Current Assets	4,877	25	-	4,902
Trademarks	-	2.800	-	2,800

Total Assets	$4,877	$2,825	$-	$7,702

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$774	$-	$-	$774
Due to related party	75,907	16,101	-	92,008

Total Current Liabilities	76,681	16,101	-	92,782

Stockholders’ Deficit
Common stock	62,638	200	-	62,838
Additional paid-in-capital	(43,619)	-	-	(43,619)
Accumulated deficit	(90,823)	(13,476)	-	(104,299)

Total Stockholders’ Deficit	(71,804)	(13,276)	-	(85,080)

Total Liabilities and Stockholders’ Deficit	$4,877	$2,825	$-	$7,702

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MY CLOUDZ, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED AUGUST 31, 2017

	My Cloudz, Inc.	Gridiron Bionutrients, Inc.	Adjustments	Pro-Forma Combined

Revenues	$-	$-	$-	$-

Expenses
Office and general expense	14,175	13,476	-	27,651
Professional fees	23,550	-	-	23,550

Total Expenses	(37,725)	(13,476)	-	(51,201)

Net Loss the year	$(37,725)	$(13,476)	$-	$(51,201)

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